UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 11, 2005 (March 8, 2005)

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25601 (Commission File Number)	77-0409517 (IRS Employer Identification No.)

1745 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-333-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Change of Control Agreements

     On March 8, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Brocade Communications Systems, Inc. (the “Company”) approved amendments to existing change of control agreements (each an “Agreement”) that the Company has entered into with each of Michael Klayko, Chief Executive Officer; Antonio Canova, Chief Financial Officer and Vice President, Administration; Don Jaworski, Vice President, Product Development; T.J. Grewal, Vice President, Corporate Development; Jay Kidd, Chief Technology Officer; Luc Moyen, Vice President, Operations; Michael Vescuso, Vice President, Human Resources; and Tom Buiocchi, Vice President, Worldwide Marketing and Support.

     The Agreement for Michael Klayko originally provided that if Mr. Klayko’s employment with the Company is terminated by the Company without cause or by Mr. Klayko for good reason within 12 months after a change of control of the Company, he will receive, subject to signing a release of claims in favor of the Company, (a) a lump sum payment equal to 24 months of his base salary and target bonus, (b) Company-paid COBRA benefits for 18 months, and (c) full accelerated vesting of existing options. The Agreement also provides that if Mr. Klayko’s employment with the Company is terminated without cause (other than within 12 months after a change of control of the Company), he will receive, subject to signing a release of claims in favor of the Company and its affiliates, (a) a lump sum payment equal to 12 months of his base salary and target bonus, and (b) Company-paid COBRA benefits for 12 months. Mr. Klayko’s Agreement was amended to include full acceleration for all stock options granted to him on or prior to March 8, 2005, should his employment with the Company be terminated by the Company without cause or by Mr. Klayko for good reason within 12 months after a change of control.

     Each of the other Agreements originally provided that if the employee’s employment with the Company is terminated by the Company without cause or by the employee for good reason within 12 months after a change of control of the Company, the employee will receive, subject to signing a release of claims in favor of the Company and its affiliates, (a) a lump sum payment equal to 12 months of employee’s base salary and target bonus, and (b) Company-paid COBRA benefits for 12 months. These Agreements also provided that if the employee’s employment with the Company is terminated without cause (other than within 12 months after a change of control of the Company), the employee will receive, subject to signing a release of claims in favor of the Company and its affiliates, (a) a lump sum payment equal to 6 months of employee’s base salary and target bonus, and (b) Company-paid COBRA benefits for 6 months. These agreements were amended to include full accelerated vesting of options granted on or prior to March 8, 2005, should the employee’s employment with the Company be terminated by the Company without cause or by the employee for good reason within 12 months after a change of control.

     This description of the Agreements is qualified by reference to the Agreements that have been filed as exhibits to the Company’s Form 10-Q for the fiscal quarter ended January 29, 2005.

Chief Financial Officer Compensation

     On March 8, 2005, the Compensation Committee also approved an increase in annual base salary for Antonio Canova, the Company’s Chief Financial Officer and Vice President, Administration, from $300,000 to $350,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Date: March 11, 2005	By:	/s/ Antonio Canova
Antonio Canova
Chief Financial Officer and Vice President, Administration